SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: August 18, 2004
                                  -----------
                       (Date of earliest event reported)


                              DATAMEG CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)

NEW YORK                         000-12493                13-3134389
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(State or Other           (Commission File Number)       (IRS Employer
Jurisdiction of                                         Identification No.)
Corporation)


            9 West Broadway, Boston. MA                      02121
        --------------------------------------                -----
      (Address of principal executive offices)              (Zip Code)



                  Registrant's telephone number (617) 451-3870


                                        N/A
                      ------------------------------------
        (Former name and former address, if changed since last report.)



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Item 5. Other Events

Datameg Corp. (the "Company") issued a press release, dated August 12, 2004 entitled-Datameg Appoints Kanti Purohit as CEO. The press release is in its entirety below:


DATAMEG APPOINTS KANTI PUROHIT AS CEO

Tech Industry Veteran to Help Drive Next Stage of Company's Growth

BOSTON, Aug. 12 /PRNewswire-FirstCall/ -- Datameg Corporation (OTC Bulletin
Board: DTMG - News), an emerging company in voice delivery assurance for VoIP, PSTN, and converged VoIP/PSTN networks, today announced the appointment of Kanti Purohit as the Company's chief executive officer. The addition of Purohit is a key component of Datameg's strategic growth plan that includes enhancing the company's leadership with technology industry veterans. His appointment also coincides with Datameg's market roll-out of its active end-to-end voice quality and service delivery assurance system, through its wholly-owned subsidiary North Electric Company, Inc. (NECI), that enable voice network operators and service providers to continually determine if their network is meeting its quality and service level expectations. Purohit's immediate objectives will be to build the company's executive management, sales, and marketing teams. With Purohit's addition, Andrew Benson assumes the role of Datameg's chairman.

"Kanti is a milestone addition to Datameg's leadership team, and the timing is just right," said Benson. "Datameg's voice delivery assurance products are the right solution at the right time as voice network operators and service providers worldwide struggle to assure the quality of voice and the reliability of service delivery over combined legacy TDM/SS7 networks and emerging VoIP networks. Datameg is the answer to the challenges of today's converging network -- an active monitoring and predictive diagnostic solution that cuts across two disparate voice networks."

Benson added, "Kanti's executive skills are a rare combination of 30 years of business and technology experience that is augmented by his marketing and sales savvy. He brings to Datameg an exceptional record of building emerging hi-tech companies. I am thrilled to have Kanti lead Datameg's transition from a development stage company to a fully operational enterprise spanning sales, marketing, and customer service."

"VoIP vendors dream of a PSTN-free telecom world. And PSTN incumbents wish VoIP didn't take-off and erode their cash cow. However, the reality is that the PSTN isn't going away anytime soon and VoIP is here to stay," said Purohit. "Making both networks work together is a daunting undertaking because it adds an unprecedented level of complexity in assuring dependable delivery of voice services that meet customers' voice quality expectations."

Purohit added, "This quantum increase in complexity of assuring voice quality and service delivery in converging two disparate networks has created a truly sizable market opportunity for Datameg. My mandate from Andy is to build an executive leadership team and an effective sales marketing organization to exploit this lucrative market opportunity."

Purohit is a highly respected 30 year hi-tech industry veteran who has successfully led several early-stage technology companies to significant growth and business achievements. His notable executive career successes include president of Viewlogic Europe, and vice president of worldwide sales for Viewlogic, Inc.; roles that helped to catapult the company to the forefront of the EDA industry and a successful IPO. Purohit built both Viewlogic's pan-European operation and 200-person global sales team from the ground up, generating revenues in excess of $40 million before going public. As a member of the Viewlogic founding team, he also helped raise several rounds of venture financing both in the U.S. and across Europe. Other executive career highlights include his role as chief operating officer and board member of Blackstone Computing, a VC-funded P2P distributed computing company; and as CEO of @fax, Inc., a fax-over-IP company with a technology similar to VoIP. While driving the process of transforming Blackstone Computing from a professional services firm into a software enterprise, Purohit also raised for Blackstone a cumulative $15 million in venture capital financing.

About Datameg

Datameg assures voice quality and service delivery in converged PSTN and VoIP networks by actively monitoring voice calls end-to-end across the service chasm created by the combination of two disparate networks. Voice network operators and service providers worldwide are struggling to cope with the combination of legacy PSTN and emerging VoIP networks that is adding an unprecedented level of complexity in assuring dependable delivery of voice services that meet their customers' voice quality expectations. Datameg's active monitoring and predictive diagnostic systems continually determine if their network is meeting customers' expectations and pinpoint service degradation before a failure occurs and customers hang up on them in disgust. Datameg is headquartered in Boston, MA.

    For further information about this release contact the following:

     Rich Kaiser                      Constantine Theodoropulos
     Investor Relations Contact       Industry and Press Relations
     YES INTERNATIONAL                Boston Communications
     800-631-8127                     617-619-9801


Included in this release are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Although the Company believes such expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove correct. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain internal and external factors.
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Source: Datameg Corporation



SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAMEG CORP. (Registrant)

August 18, 2004

 By: /s/ Andrew Benson
 ----------------------------
 Andrew Benson,
 Sole Director & Chairman